* PORTIONS OMITTED PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND FILED SEPARATELY WITH THE COMMISSION IN A REQUEST FOR CONFIDENTIAL TREATMENT. SEE PAGES 44-49.


                                 EXHIBIT 10.26

                 CREDIT AGREEMENT, dated as of January 19, 1996, among NATIONAL EDUCATION CORPORATION, a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders") and the Agent, as agent for the Lenders hereunder.

          The parties hereto hereby agree as follows:


                            SECTION 1.  DEFINITIONS

                 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                 "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                 "Agent": BZW Division of Barclays Bank PLC, together with its affiliates, as the arranger of the Commitments and as the agent for the Lenders under this Agreement and the other Loan Documents.

                 "Aggregate Outstanding Extensions of Credit": at any time of determination thereof, the sum of (a) the unpaid principal amount of Loans at such time, (b) the aggregate amount available to be drawn under all Letters of Credit outstanding at such time and (c) the aggregate unreimbursed amount at such time of all drawings under Letters of Credit.

                 "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                 "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                      Base Rate               Eurodollar
                      Loans                   Loans
                      ---------               ----------
                      1.75%                   3.0%;

          provided, that commencing with the fiscal quarter ending June 30, 1996, the Applicable Margin shall be adjusted from time to time as described below to the rate per annum set forth under the relevant column heading below opposite the then applicable Coverage Ratio:

                                                   Base Rate                      Eurodollar
                 Coverage Ratio                      Loans                          Loans
                 --------------                    ---------                      ----------
                 Greater than or
                 equal to 7.0:1.0                     .75%                           2.0%

                 Greater than or equal                1.0%                           2.25%
                 to 6.0:1.0 but less
                 than 7.0:1.0

                 Greater than or equal                1.25%                          2.50%
                 to 5.0:1.0 but less
                 than 6.0:1.0

                 Greater than or equal                1.50%                          2.75%
                 to 4.0 to 1.0 but
                 less than 5.0 to 1.0

                 Less than 4.0 to 1.0                 1.75%                          3.0%


                 Any change in the Applicable Margin required hereunder shall be deemed to occur on the earlier of (x) the later of (1) the date the Borrower delivers to the Lenders its preliminary financial statements for the fiscal quarter then most recently ended and (2) the date which is ten days after the end of such fiscal quarter and (y) the date of delivery by the Borrower of the financial statements for such quarter required pursuant to subsection 7.1(a) or
(b), provided, however, that if the Applicable Margin shall have been adjusted based on the preliminary financial statements, and the financial statements for such fiscal quarter delivered pursuant to subsection 7.1(a) or (b) show:

                  (A) a Coverage Ratio corresponding to an Applicable Margin higher than the Applicable Margin as so adjusted, the Applicable Margin shall be retroactively readjusted to the date of delivery of such preliminary financial statements for such fiscal quarter, and the Borrower shall pay the increased interest resulting from such readjustment, with interest on such increment at the Federal Funds Effective

                 Rate, plus a charge (payable on the date of such readjustment) of $150 for effecting such adjustment, or

                 (B) a Coverage Ratio corresponding to an Applicable Margin lower than the Applicable Margin as so adjusted, the Applicable Margin shall, on the date of delivery of such financial statements, be adjusted prospectively to such lower Applicable Margin.


                 "Assignee":  as defined in subsection 11.6(c).

                 "Assignment of Life Insurance": the Assignment of Life Insurance to be executed and delivered by the Borrower, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Available Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over (b) such Lender's Aggregate Outstanding Extensions of Credit.

                 "Barclays":  BZW Division of Barclays Bank PLC.

                 "Base Rate": for any day, the higher of (i) the rate of interest publicly announced by Barclays in New York, New York from time to time as its prime rate (the prime rate not being intended to be the lowest rate of interest charged by Barclays in connection with extensions of credit to debtors) and (ii) 1/2 of 1% above the Federal Funds Rate for such day.

                 "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

                 "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.2 as a date on which the Borrower requests the Lenders to make Loans hereunder.

                 "Business":  as defined in subsection 5.17(b).

                 "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                 "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                 "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause
         (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Ratings Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                 "Closing Date": the date on which the conditions precedent set forth in subsection 6.1 shall be satisfied.

                 "Code": the Internal Revenue Code of 1986, as amended from time to time.

                 "Collateral": all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

                 "Collateral Agent": BZW Division of Barclays Bank PLC acting in the capacity of the Collateral Agent on behalf of the Lenders and SV pursuant to the Intercreditor Agreements and shall include any successor Collateral Agent appointed pursuant to this Agreement and the Intercreditor Agreement.

                 "Commercial L/C's": a commercial documentary Letter of Credit under which the Issuing Bank agrees to make payments in Dollars for the account of the Borrower, in respect of obligations of the Borrower in connection with the purchase of goods in the ordinary course of business.

                 "Commitment": as to any Lender, the obligation of such Lender to make Extensions of Credit to the Borrower hereunder in an aggregate outstanding principal amount and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I, as such amount may be reduced from time to time in accordance with the provisions of this Agreement. Commitment.

                 "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate outstanding amount of such Lender's Extensions of Credit constitutes of the aggregate outstanding amount of all Extensions of Credit).

                 "Commitment Period": the period from and including the Closing Date to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

                 "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                 "Consolidated Current Assets": at a particular date, all amounts which would, in conformity with GAAP, be included under current assets on a consolidated balance sheet of the Borrower and its Subsidiaries as at such date.

                 "Consolidated Current Liabilities": at a particular date, all amounts which would, in conformity with GAAP, be included under current liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries as at such date.

                 "Consolidated EBITDA": for any period, Consolidated Net Income of the Borrower and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income, the sum of (a) income tax expense, (b) Consolidated Interest Expense, (c) depreciation and amortization expense, (d) any extraordinary, unusual or non-recurring losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income, losses on the sales of assets outside of the ordinary course of business) and (e) other non-cash charges to Consolidated Net Income, minus, without duplication and to the extent reflected as income in the statement of such Consolidated Net Income, any extraordinary, unusual or non-recurring gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income, gains on the sales of assets outside of the ordinary course of business).

                 "Consolidated Interest Expense": for any period, interest expense of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Lease Expense": for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries for such period with respect to leases of real and personal property, determined in accordance with GAAP on a consolidated basis.

                 "Consolidated Net Income": for any period, net after-tax income of the Borrower and its Subsidiaries for such period determined in accordance with GAAP on a consolidated basis.

                 "Consolidated Net Worth": at a particular date, all amounts which would be included under shareholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP as at such date.

                 "Consolidated Total Indebtedness": at a particular date, all Indebtedness of the Borrower and its Subsidiaries as at such date on a consolidated basis.

                 "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                 "Coverage Ratio": as of any date of determination, the ratio of Consolidated EBITDA for the 12-month period then ended minus Net Capital Expenditures during such period to Consolidated Interest Expense for such period.

                 "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                 "Dollars" and "$": dollars in lawful currency of the United States of America.

                 "Domestic Subsidiary": any Subsidiary of the Borrower other than a Foreign Subsidiary.

                 "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                 "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                 "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which Barclays is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

                 "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                 "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                             Eurodollar Base Rate
                  ----------------------------------------
                  1.00 - Eurocurrency Reserve Requirements

                 "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day).

                 "Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                 "Extension of Credit": the making of any Loan by any Lender and the issuance of any Letter of Credit by the Issuing Bank.

                 "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average quotations, for the day, of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                 "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                 "Foreign Subsidiary": any Subsidiary of the Borrower which is organized under the laws of any jurisdiction outside of the United States of America.

                 "GAAP": generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements referred to in subsection 5.1.

                 "Global Security Agreement": the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Loan Party, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof;provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                 "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases,
         (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all obligations of such Person in respect of letters of credit issued for the account of such Person and (f) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

                 "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                 "Insolvent":  pertaining to a condition of Insolvency.

                 "Intercreditor Agreement": the Intercreditor Agreement, dated as of January 19, 1996, by and among the Agent, SV and BZW Division of Barclays Bank PLC, as Collateral Agent, substantially in the form of Exhibit D.

                 "Intercreditor Agreements": the collective reference to (i) the Intercreditor Agreement and (ii) the Intercreditor Pledge Agreement.

                 "Intercreditor Pledge Agreement": the Pledge and Security Agreement, dated as of January 19, 1996 made by the Borrower in favor of the Agent substantially in the form of Exhibit E.

                 "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each calendar month, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

                 "Interest Period":  with respect to any Eurodollar Loan:

                             (i)  initially, the period commencing on the
                 borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                            (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (1)  if any Interest Period pertaining to a
                 Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (2) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date;

                           (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (4) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                 "Issuing Bank":  Barclays Bank PLC.

                 "L/C Application":  as defined in Section 3.1.

                 "L/C Commitment":  $3,000,000.

                 "L/C Obligations": the obligations of the Borrower to reimburse the Issuing Bank for any payments made by the Issuing Bank under any Letter of Credit.

                 "L/C Participating Interest": an undivided participating interest in the face amount of each issued and outstanding Letter of Credit and the L/C Application relating thereto.

                 "Letters of Credit": the collective reference to Commercial L/C's and Standby L/C's issued pursuant to Section 3.1.

                 "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                 "Loan": any loan made by any Lender pursuant to this Agreement.

                 "Loan Documents": this Agreement, any Notes, any L/C Applications, the Intercreditor Agreement and the Security Documents.

                 "Loan Parties": the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document.

                 "Majority Lenders": at any time, Lenders the Commitment Percentages of which aggregate more than 50%.

                 "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or
         (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

                 "Material Environmental Amount": an amount payable by the Borrower and/or its Subsidiaries in excess of $1,000,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

                 "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                 "Material Subsidiary": at any time, any Subsidiary (other than SV) (a) the consolidated assets of which and its Subsidiaries constitute at least 5% of the consolidated total assets of the Borrower and its Subsidiaries as at the most recent fiscal-period-end date for which financial statements shall have been delivered to the Lenders pursuant to subsection 7.1 or (b) the consolidated total revenues of which and its Subsidiaries constitute at least 5% of the consolidated total revenues of the Borrower and its Subsidiaries for the most recently ended period of four consecutive fiscal quarters for which financial statements shall have been delivered to the Lenders pursuant to subsection 7.1; in the case of any Person which becomes a Subsidiary after the date hereof, the calculations described in this definition shall be made on the assumption that such Person shall have been a Subsidiary for all periods relevant to such calculations.

                 "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                 "Net Capital Expenditures": for any period of four consecutive fiscal quarters, the excess, if any, of (a) the sum of capital expenditures by the Borrower and its Subsidiaries during such period over (b) the aggregate Net Cash Proceeds from the sale by the Borrower and its Subsidiaries of capital assets during such period.

                 "Net Cash Proceeds": with respect to any sale of assets or issuance of securities or incurrence by the Borrower or any of its Subsidiaries of any Indebtedness for borrowed money of the Borrower, an amount equal to the gross cash proceeds of such sale, issuance or incurrence, net of the following amounts: (i) reasonable attorneys' fees, accountants' fees, brokerage, consultant and other customary fees, underwriting commissions and other fees and expenses actually incurred in connection with such sale, issuance or incurrence, (ii) taxes paid or reasonably estimated to be payable as a result thereof, after taking into account all available deductions and credits in connection with such sale, (iii) appropriate amounts to be provided by the Borrower or any of its Subsidiaries as a reserve in accordance with GAAP as in effect from time to time, against any liabilities associated with such sale and retained by the Borrower or such Subsidiary, as the case may be, after such sale, and (iv) in the case of a sale or sale and leaseback of or involving an asset subject to a Lien securing (a) any Indebtedness, payments made and installment payments required to be made to repay such Indebtedness, including payments in respect of principal, interest and prepayment premiums and penalties to the extent such amounts are not paid to the Borrower with respect to such sale.

                 "Non-Excluded Taxes":  as defined in subsection 4.10(a).

                 "Notes":  the Revolving Credit Notes.

                 "Participant":  as defined in subsection 11.6(b).

                 "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                 "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                 "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                 "Properties":  as defined in subsection 5.17(a).

                 "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Bank pursuant to subsection 3.5(a) for amounts drawn under Letters of Credit.

                 "Register":  as defined in subsection 11.6(d).

                 "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                 "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                 "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

                 "Required Lenders": at any time, Lenders the Commitment Percentages of which aggregate at least 66-2/3%.

                 "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                 "Responsible Officer": any of the chief executive officer and the president of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower.

                 "Revolving Credit Loans":  as defined in subsection 2.1(a).

                 "Revolving Credit Note":  as defined in subsection 4.3(e).

                 "Security Documents": the collective reference to the Global Security Agreement, the Assignment of Life Insurance, the Intercreditor Pledge Agreement and all other security documents hereafter delivered to the Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder and under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

                 "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                 "Solvent" and "Solvency": with respect to any Person on a particular date, that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
         (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

                 "Standby L/C": an irrevocable letter of credit under which the Issuing Bank agrees to make payments in Dollars for the account of the Borrower, in respect of obligations of the Borrower incurred pursuant to contracts made or performances undertaken or to be undertaken by the Borrower or any of its Subsidiaries.

                 "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                 "SV": Steck-Vaughn Publishing Corporation, a Delaware corporation.

                 "SV Stock Option": the option granted by the Borrower to SV to purchase 290,000 shares of SV's outstanding common stock from the Borrower for an exercise price $6.50 per share, which option expires on March 31, 1997.

                 "Termination Date":  January 19, 1998.

                 "Transferee":  as defined in subsection 11.6(f).

                 "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

                 (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                 (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisionof this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                 (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                  SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

                 2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Commitment Percentage of the then outstanding L/C Obligations, does not exceed the amount of such Lender's Commitment. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                 (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with subsections 2.2 and 2.4, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month or 30 days, respectively, prior to the Termination Date.

                 2.2  Procedure for Revolving Credit Borrowing.   The Borrower
may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 12:00 P.M., New York City time,
(a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor; provided, further, that any borrowing made on the Closing Date shall be of Base Rate Loans only and shall require only same day notice to the Agent. Each borrowing of Eurodollar Loans under the

Commitments shall be in an amountequal to $500,000 or a whole multiple of $100,000 in excess thereof. Each borrowing of Base Rate Loans under the Commitments shall be in an amount equal to $100,000 or a whole multiple thereof. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in subsection 11.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

                 2.3 Optional Prepayments. The Borrower may on the last day of any Interest Period with respect thereto, in the case of Eurodollar Loans, or at any time and from time to time, in the case of Base Rate Loans, prepay the Loans, in whole or in part, without premium or penalty, upon at least one Business Days' irrevocable notice to the Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 4.11.

                 2.4 Mandatory Prepayments. If SV shall exercise its rights under the SV Stock Option, the Borrower shall cause SV to make payment of the purchase price directly to the Agent, which shall apply the amount so received to prepay the Loans, and the Commitments shall be reduced by an amount equal to the amount so prepaid. Any such prepayment shall be accompanied by payment of accrued interest on the amount prepaid and any amounts payable pursuant to subsection 4.11.

                 2.5 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Agent at least three Business Days' prior irrevocable notice of such election. Any such noticeof conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans or Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) no

Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

                 (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Agent has or the Required Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to, the Termination Date and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

                 2.6 Minimum Amounts and Maximum Number of Eurodollar Tranches. All borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $500,000 or a whole multiple of $100,000 in excess thereof and in no event shall there be more than ten Eurodollar Tranches outstanding at any time.

                         SECTION 3.  LETTERS OF CREDIT

                 3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Lenders set forth in subsection 3.3, agrees to issue Letters of Credit for the account of the Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Bank; provided that the Issuing Bank shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (1)the L/C Obligations would exceed the L/C Commitment or (2) the Available Commitment would be less than zero.

                 3.2 Issuance of Letters of Credit. (a) The Borrower may from time to time request the Issuing Bank to issue a Standby L/C or a Commercial L/C for the account of the Borrower by delivering to the Issuing Bank, with a copy to the Agent at its address specified in subsection 11.2, a letter of credit application in the Issuing Bank's then customary form (an "L/C Application") completed to the satisfaction of the Issuing Bank, together with the proposed form of such Letter of Credit (which shall comply with the applicable requirements of paragraph (b) below) and such other certificates, documents and other papers and information as the Issuing Bank may reasonably request.

                 (b) Each Standby L/C and Commercial L/C issued hereunder shall, among other things, (i) be denominated in Dollars, (ii) be in such form requested by the Borrower from the Issuing Bank as shall be acceptable to the Issuing Bank in its sole reasonable discretion, (iii) be subject to the Uniform Customs and to the extent not inconsistent therewith, the laws of the State of New York, and (iv) have an expiry date occurring not later than the earlier of
(A) one year after the date of issuance of such Letter of Credit and (B) the Termination Date.

                 3.3 Participating Interests in Letters of Credit. The Issuing Bank agrees to allot and does allot, to itself and each other Lender, and each Lender severally and irrevocably agrees to take and does take in each Standby L/C and Commercial L/C and the related L/C Application, an L/C Participating Interest in a percentage equal to such Lender's Commitment Percentage.

                 3.4 Procedure for Opening Letters of Credit. To the extent the Agent has not previously notified the Banks, the Agent will notify each Bank after the end of each calendar month of any L/C Applications received by the Issuing Bank (and copied to the Agent) during such month. Upon receipt of any L/C Application from the Borrower, the Issuing Bank will process such L/C Application, and the other certificates, documents and other papers delivered to it in connection therewith, in accordance with its customary procedures and, subject to the terms and conditions hereof, shall promptly open such Letter of Credit by issuing the original of such Letter of Credit to the beneficiary thereof and by furnishing a copy thereof to the Borrower and, after the end of the calendar month in which such Letter of Credit was opened, to the other Banks, provided that no such Letter of Credit shall be issued if the proviso to subsection 2.1(a) would be violated thereby or if after giving effect to theissuance of any Letters of Credit the aggregate L/C Obligations would exceed the L/C Commitment.

                 3.5 Payment in Respect of Letters of Credit. (a) The Borrower agrees forthwith upon demand by the Issuing Bank and otherwise in accordance with the terms of the L/C Application executed by the Borrower relating thereto, (i) to reimburse the Issuing Bank for any payment made by the Issuing Bank under any Letter of Credit issued for the Borrower's account (which reimbursement may be made with the proceeds of Loans made in accordance with the provisions of this Agreement) and (ii) to pay interest on any unreimbursed portion of any such payment from the date of such payment until reimbursement in full thereof at a rate per annum equal to (A) prior to the date which is one Business Day after the day on which the Issuing Bank demands reimbursement from the Borrower for such payment, the rate of interest that would be in effect for Base Rate Loans at such time and (B) on such date and thereafter, the rate of interest that would be in effect for overdue Base Rate Loans at such time pursuant to subsection 4.4(c).

                 (b) In the event that the Issuing Bank makes a payment under any Letter of Credit and is not reimbursed in full therefor, forthwith upon demand of the Issuing Bank, and otherwise in accordance with the terms of the L/C Application relating to such Letter of Credit, the Issuing Bank will promptly notify each other Lender. Forthwith upon its receipt of any such notice, each other Lender will transfer to the Issuing Bank, in immediately available funds, an amount equal to such other Lender's Commitment Percentage of the L/C Obligation arising from such unreimbursed payment.

                 (c) Whenever, at any time after the Issuing Bank has made a payment under any Letter of Credit and has received from any other Lender such other Lender's Commitment Percentage of the L/C Obligation arising therefrom, the Issuing Bank receives any reimbursement on account of such L/C Obligation or any payment of interest on account thereof, the Issuing Bank will distribute to such other Lender its pro rata share thereof in like funds as received; provided, however, that in the event that the receipt by the Issuing Bank of such reimbursement or such payment of interest (as the case may be) is required to be returned, such other Lender will return to the Issuing Bank any portion thereof previously distributed by the Issuing Bank to it in like funds as such reimbursement or payment is required to be returned by the Issuing Bank.

                 3.6 Letter of Credit Fees. (a) In lieu of any letter of credit commissions and fees provided for in any L/C Application relating to Letters of Credit (other than amendment and negotiation fees), the Borrower agrees to pay to the Agent, (i) for the account of the Participating Banks (including the Issuing Bank with respect to its own L/C Participating Interest in any Letter of Credit issued by it), with respect to the undrawn face amount of each Letter of Credit, a fee of 2.75% per annum from time to time; provided that, when the Applicable Margin for Eurodollar Loans is equal to or less than 2.50%, the Letter of Credit Fee shall be equal to the Applicable Margin and
(ii) for the account of the Issuing Bank in respect thereof, a fee of 1/4 of 1% per annum based on the undrawn face amount thereof from time to time, each such fee to be payable quarterly in arrears, on the last day of March, June, September and December. Fees will be based on the actual number of days elapsed in a 360-day year.

                 3.7 Further Assurances. The Borrower hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by the Issuing Bank more fully to effect the purposes of this Agreement with respect to the issuance of Letters of Credit hereunder.

                 3.8 Obligations Absolute. The payment obligations of the Borrower under this Agreement with respect to the Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                 (a) the existence of any claim, set-off, defense or other right which the Borrower or any of its Subsidiaries may have at any time against any beneficiary, or any transferee, of any

Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank in respect thereof, the Agent or any Lender, or any other Person, whether in connection with this Agreement, the Loan Documents, the transactions contemplated herein, or any unrelated transaction;

                 (b) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid or any statement therein being untrue or inaccurate in any respect;

                 (c) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit or is insufficient in any respect, except where such payment constitutes gross negligence or wilful misconduct on the part of the Issuing Bank; or

                 (d) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, except for any such circumstances or happening constituting gross negligence or wilful misconduct on the part of the Issuing Bank.

                 3.9 Assignments. No Lender's participation in any Letter of Credit or any of its rights or duties hereunder shall be subdivided, assigned or transferred (other than in connection with a transfer of part or all of such Lender's Commitment in accordance with Section 11.6(c)) without the prior written consent of the Issuing Bank. Such consent may be given or withheld without the consent or agreement of any other Lenders. Notwithstanding the foregoing, a Lender may subparticipate its L/C Participating Interest pursuant to Section 11.6(b) without obtaining the prior written consent of the Issuing Bank.

                 3.10 Participations. Each Lender's obligation to purchase participating interests pursuant to Section 3.2 shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement by the Borrower or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.


                         SECTION 4.  GENERAL PROVISIONS

                 4.1 Fees. (a) The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee for the period from and including the first day of the Commitment Period to the Termination Date, computed at the rate of 3/8ths of 1% per annum on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Commitments shall terminate as providedherein, commencing on the first of such dates to occur after the date hereof.

                 (b) The Borrower shall pay to the Agent the fees set forth in the fee letter dated December 18, 1995 from the Agent to the Borrower.

                 4.2 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than five Business Days' notice to the Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple of $500,000 thereof and shall reduce permanently the Commitments then in effect. If, as a consequence of it having available proceeds from the issuance subsequent to the date hereof of any Indebtedness to a Lender other than Barclays Bank PLC, the Borrower terminates the Commitments or reduces the Commitments by 66% or more, the Borrower shall pay to the Agent for the account of each Lender a termination fee of (i) if such termination or reduction occurs during the period from the Closing Date until the first anniversary of the Closing Date, 2%, or (ii) if such termination or reduction occurs during the period from the first anniversary of the Closing Date until the Termination Date, 1%, of the aggregate amount of the Commitments terminated or reduced.

                 4.3 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 9). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date thereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.4.

                 (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                 (c) The Agent shall maintain the Register pursuant to subsection 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan and Letter of Credit made hereunder, the Type thereof andeach Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

                 (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsections 4.3(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

                 (e) The Borrower agrees that, upon the request to the Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Revolving Credit Note").

                 4.4 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                 (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

                 (c)  If all or a portion of (i) any principal of any Loan,
(ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

                 (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

                 4.5 Computation of Interest and Fees. (a) Commitment fees and, whenever it is calculated on the basis of the Base Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the

Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                 (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Agent in determining any interest rate pursuant to subsection 4.4(a) or (c).

                 4.6 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                 (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                 (b) the Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to bemade on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as Base Rate Loans and (z) any outstanding Eurodollar Loans, shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

                 4.7 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Agent, for the account of the Lenders, at the Agent's office specified in subsection 11.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                 (b) Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender'sCommitment Percentage of such borrowing is not made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower.

                 Nothing in this paragraph shall be deemed to relieve any Lender from its obligations to make Loans to the Borrower pursuant to the terms of this Agreement or to prejudice any rights that the Borrower may have against any Lender in connection with any default by such Lender in its obligations hereunder.

                 4.8 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.11.

                 4.9 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                 (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any L/C Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 4.10 and changes in the rate of tax on the overall net income of such Lender);

                 (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                 (iii) shall impose on such Lender any other condition; and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

                 (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                 (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower (with a copy to the Agent) of the event by reason of which it has become so entitled, provided that such Lender shall not be entitled to claim any such additional amount that is due and payable in respect of any date which is more than ninety days prior to the date upon which such Lender shall so notify the Borrower thereof. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Borrower (with a copy to the Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreementand the payment of the Loans and all other amounts payable hereunder.

                 4.10 Taxes. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non- excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Note, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non- Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                 (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                    (i) deliver to the Borrower and the Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                    (ii) deliver to the Borrower and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                   (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 11.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

                 4.11 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess,if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                 4.12 Change of Lending Office. Each Lender agrees that if it makes any demand for payment under subsection 4.9 or 4.10(a), or if any adoption or change of the type described in subsection 4.8 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection
4.9 or 4.10(a), or would eliminate or reduce the effect of any adoption or change described in subsection 4.8.


                   SECTION 5.  REPRESENTATIONS AND WARRANTIES

                 To induce the Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Agent and each Lender that:

                 5.1 Financial Condition. (a) The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1994 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Price Waterhouse LLP, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended; (b) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiariesas at September 30, 1995 and the related unaudited consolidated statements of income and of cash flows for the three-month and nine-month periods ending on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three month period then ended (subject to normal year-end adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from September 30, 1995 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property (other than any of the foregoing relating to any part of its business or property reflected as discontinued operations on the Borrower's September 30, 1995 consolidated balance sheet referenced to above) and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at September 30, 1995.

                 5.2 No Change. (a) Since September 30, 1995 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect, and (b) during the period from September 30, 1995 to and including the date hereof no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries.

                 5.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries and each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporatepower and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 5.4 Corporate Power; Authorization; Enforceable Obligations. The Borrower and each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize, in the case of the Borrower, the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Except for any filing or notice necessary to perfect any Lien executed by the Security Documents, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower or any Loan Party is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower and each Loan Party. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower and each Loan Party enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                 5.5 No Legal Bar. The execution, delivery and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                 5.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

                 5.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                 5.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by subsection 8.3.

                 5.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                 5.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                 5.11 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all othertaxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                 5.12 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

                 5.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                 5.14 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

                 5.15 Subsidiaries. The Subsidiaries of the Borrower listed on Schedule 5.15 constitute all the Material Subsidiaries of the Borrower on the date hereof.

                 5.16 Purpose of Loans. The proceeds of the Loans shall be used by the Borrower for general corporate purposes in the ordinary course of business and to refinance existing Indebtedness.

                 5.17  Environmental Matters.

                 (a) To the best knowledge of the Borrower, the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

                 (b) To the best knowledge of the Borrower, the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

                 (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does notinvolve a matter or matters that is or are reasonably likely to result in the payment of a Material Environmental Amount.

                 (d) To the best knowledge of the Borrower, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

                 (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

                 (f) To the best knowledge of the Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

                 (g) To the best knowledge of the Borrower, each of the representations and warranties set forth in subsections 5.17(a) through (f) is true and correct with respect to each parcel of real property owned or operated by the Borrower or any of its Subsidiaries (other than the Properties) except to the extent that the facts and circumstances giving rise to any such failureto be so true and correct is not reasonably likely to result in the payment of a Material Environmental Amount.

                 5.18 Solvency. The Borrower is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be, Solvent.

                 5.19 Material Leases. Set forth on Schedule 5.19 attached hereto is a complete and correct list of all material leases to which the Borrower or any of its Subsidiaries is a party.

                 5.20 Real Property. Set forth on Schedule 5.20 attached hereto is a complete and correct list of all real property owned by the Borrower or any of its Subsidiaries.

                        SECTION 6.  CONDITIONS PRECEDENT

                 6.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial Extension of Credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Extension of Credit on the Closing Date, of the following conditions precedent:

                 (a) Loan Documents. The Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender and (ii) the Global Security Agreement, executed and delivered by a duly authorized officer of each Material Subsidiary (other than any Foreign Subsidiary), with a counterpart or a conformed copy for each Lender.

                 (b) Related Agreements. The Agent shall have received the Revolving Line of Credit Note of the Borrower dated February 28, 1995 and the SV Stock Option documentation and all such documents or instruments as may be reasonably requested by the Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower, or its Subsidiaries may be a party.

                 (c) Corporate Proceedings of the Borrower. The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                 (d) Borrower Incumbency Certificate. The Agent shall have received, with a counterpart for each Lender, a Certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                 (e) Corporate Proceedings of Subsidiaries. The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of each Subsidiary of the Borrower which is a party to a Loan Document authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of each such Subsidiary as of the Closing Date, which certificate shall be in form and substance satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                 (f) Subsidiary Incumbency Certificates. The Agent shall have received, with a counterpart for each Lender, a certificate of each Subsidiary of the Borrower which is a Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Subsidiaries executing any Loan Document, satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each such Subsidiary.

                 (g) Corporate Documents. The Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

                 (h) Fees. The Agent shall have received the fees to be received on the Closing Date referred to in subsection 4.1.

                 (i) Legal Opinions. The Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

                           (i) the executed legal opinion of Irell & Manella, counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit F;

                           (ii) the executed legal opinion of Philip C. Maynard, general counsel of the Borrower, substantially in the form of Exhibit G;

                           (iii)  the executed legal opinion of Amster,
                 Rothstein & Ebenstein, intellectual property counsel, substantially in the form of Exhibit H.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require.

                 (j) Pledged Stock; Stock Powers. The Agent shall have received the certificates representing the shares pledged pursuant to the Global Security Agreement and the Intercreditor Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, each endorsed in blank by a duly authorized officer of the pledgor thereof.

                 (k) Actions to Perfect Liens. The Agent shall have received such duly executed financing statements on form UCC-1 as are necessary or, in the opinion of the Agent, desirable to perfect the Liens created by the Security Documents.

                 (l) Lien Searches. The Agent shall have received the results of a recent search by a Person satisfactory to the Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower and each Material Subsidiary (other than Foreign Subsidiaries), and the results of such search shall be satisfactory to the Agent.

                 (m) Insurance. The Agent shall have received evidence in form and substance satisfactory to it that all of the requirements of subsection 7.5 hereof and Section 5.2 of the Global Security Agreement shall have been satisfied.

                 (n) Intercreditor Agreements. The Agent shall have received the Intercreditor Agreements, each executed and delivered by duly authorized officers of each party thereto.

                 (o) Acknowledgements and Consents. The Agent shall have received an acknowledgement and consent, in the form attached to the Global Security Agreement, executed and delivered by a duly authorized officer of each issuer of stock pledged pursuant to the Global Security Agreement.

                 6.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any Extension of Credit requested to be made by it on any date (including, without limitation, its initial Extension of Credit) is subject to the satisfaction of the following conditions precedent:

                 (a) Representations and Warranties. Each of the representations and warranties made by the Borrower and each Loan party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                 (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit requested to be made on such date.

                 (c) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Agent, and the Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.

                       SECTION 7.  AFFIRMATIVE COVENANTS

                 The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

                 7.1  Financial Statements.  Furnish to each Lender:

                 (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Price Waterhouse LLP or other independent certified public accountants of nationally recognized standing; and

                 (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                 7.2  Certificates; Other Information.  Furnish to each Lender:

                 (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                 (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a certificate of a Responsible Officer (i) stating that, to the best of such Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) showing in detail the figures and calculations supporting such statement in respect of subsection
         8.1 as of the end of each fiscal quarter and fiscal year and in respect of subsections 8.7 and 8.9 as of the end of each fiscal year;

                 (c) not later than thirty days prior to the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

                 (d) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

                 (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                 7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                 7.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 8.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                 7.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain the insurance required pursuant to the Global Security Agreement on the assets covered thereby and maintain with financially sound and reputable insurance companies insurance on all its other property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender at least annually, full information as to the insurance carried.

                 7.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time upon reasonable prior notice and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

                 7.7 Notices. Promptly give notice to the Agent and each Lender of:

                 (a)  the occurrence of any Default or Event of Default;

                 (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                 (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                 (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

                 (e) any material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                 7.8 Environmental Laws. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects withand maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

                 (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

                 7.9 Key Man Insurance. Within 90 days following the date hereof (i) obtain key man life insurance on the life of Mr. Sam Yau in an aggregate amount of $5,000,000 on terms satisfactory to the Agent and (ii) deliver to the Agent, with a counterpart for each Lender, a duly executed copy of the Assignment of Life Insurance, together with a satisfactory acknowledgement by the relevant insurer of the Lien created thereby; and at all times thereafter maintain such life insurance in full force and effect.

                 7.10 Further Assurances. Upon the request of the Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law. Without limiting the generality of the foregoing, the Borrower shall, within 60 days following the Closing Date, take or cause to be taken all actions necessary to cause a Lien on 65% of the Capital Stock of each of Intertext Group Ltd. (England) and NETG Applied Learning, Ltd. (United Kingdom) to be duly created and perfected in accordance with all applicable laws and a legal opinion with respect thereto (in form and substance and from a firm, satisfactory to the Agent) to be delivered to the Agent.

                 7.11 Additional Collateral. (a) With respect to any assets acquired after the Closing Date by the Borrower or any of its Domestic Subsidiaries which is a Material Subsidiary that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (other than (x) any assetsdescribed in paragraph (b) or (c) of this subsection and (z) immaterial assets a Lien on which cannot be perfected by filing UCC-1 financing statements), promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Agent such amendments to the relevant Security Documents or such other documents as the Agent shall deem necessary or advisable to grant to the Agent, for the benefit of the Lenders, a Lien on such assets, (ii) take all actions deemed necessary or advisable by the Agent to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Agent, and (iii) if reasonably requested by the Agent, deliver to the Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent. Without limiting the generality of the foregoing, the Borrower shall take or cause to be taken all actions necessary to cause the representation set forth in Section 4.8(b) of the Global Security Agreement to be true and correct at all times.

                 (b) With respect to any Person that, subsequent to the Closing Date, becomes a Material Subsidiary (other than a Foreign Subsidiary), promptly upon the request of the Agent: (i) become a party to the Global Security Agreement to grant to the Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Material Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Material Subsidiary, as the case may be, (iii) cause such new Material Subsidiary (A) to become a party to the Global Security Agreement and (B) to take all actions deemed necessary or advisable by the Agent to cause the Lien created by the Global Security Agreement to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Agent and (iv) if reasonably requested by the Agent, deliver to the

Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent.

                 (c) With respect to any Person that, subsequent to the Closing Date, becomes a Foreign Subsidiary which is a Material Subsidiary, promptly upon the request of the Agent: (i) execute and deliver to the Agent a new pledge agreement or suchamendments to the Global Security Agreement to grant to the Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Material Subsidiary which is owned by the Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the Capital Stock of any such Material Subsidiary be required to be so pledged), (ii) deliver to the Agent any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Material Subsidiary, as the case may be, and take or cause to be taken all such other actions under local law as may be deemed necessary or advisable by Agent to perfect such Lien on such Capital Stock and (iii) if reasonably requested by the Agent, deliver to the Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent.


                         SECTION 8.  NEGATIVE COVENANTS

                 The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Agent hereunder or under any other Loan Document, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                 8.1  Financial Condition Covenants.

                 (a) Maintenance of Current Ratio. Permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities as at the end of any fiscal quarter to be less than 1.5:1.0.

                 (b) Maintenance of Net Worth. Permit Consolidated Net Worth at any time during any period set forth below to be less than the amount set forth opposite such fiscal quarter below:

                 Period                             Amount
                 ------                             ------

                 First Quarter 1996                 $   *
                 Second Quarter 1996                $   *
                 Third Quarter 1996                 $   *
                 Fourth Quarter 1996                $   *
                 First Quarter 1997                 $   *
                 Second Quarter 1997                $   *
                 Third Quarter 1997                 $   *
                 Fourth Quarter 1997                $   *     ;

         * OMITTED PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND FILED SEPARATELY WITH THE COMMISSION IN A REQUEST FOR CONFIDENTIAL TREATMENT

provided, that in determining compliance with this covenant, the Consolidated Net Worth of the Borrower and its Subsidiaries at any date shall be (a) increased by an amount (not to exceed $500,000 in any fiscal year) equal to the aggregate amount of translation losses from the beginning of such fiscal year reflected on the consolidated balance sheet of the Borrower and its Subsidiaries at such date and (b) decreased by an amount (not to exceed $500,000 in any fiscal year) equal to the aggregate amount of translation gains from the beginning of such fiscal year reflected on such consolidated balance sheet.

                 (c) Consolidated Total Indebtedness to Consolidated EBITDA Ratio. Permit the ratio of Consolidated Total Indebtedness at the end of any fiscal quarter set forth below to Consolidated EBITDA for the period of four consecutive fiscal quarters then ending to be greater than the ratio set forth opposite such fiscal quarter below:

                 Fiscal Quarter                               Ratio
                 --------------                               -----
                 First Quarter 1996                             *
                 Second Quarter 1996                            *
                 Third Quarter 1996                             *
                 Fourth Quarter 1996                            *
                 First Quarter 1997                             *
                 Second Quarter 1997                            *

                 Third Quarter 1997                             *
                 Fourth Quarter 1997                            *

         * OMITTED PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND FILED SEPARATELY WITH THE COMMISSION IN A REQUEST FOR CONFIDENTIAL TREATMENT

provided, that for purposes of determining compliance with this covenant for the end of the first fiscal quarter of 1996 only, Consolidated EBITDA for the fourth fiscal quarter of 1995 shall be increased by $3,500,000 provided further that all subsequent covenant calculations shall use consolidated EBITDA for the fourth fiscal quarter of 1995 without such increase.

                 (d) Interest Coverage. Permit for any period of four consecutive fiscal quarters ending at the end of any fiscal quarter set forth below the ratio of (i) Consolidated EBITDA for such period minus Net Capital Expenditures for such period to (ii) Consolidated Interest Expense for such period to be less than the ratio set forth opposite such fiscal quarter below:

                 Fiscal Quarter                              Ratio
                 --------------                              -----
                 First Quarter 1996                            *
                 Second Quarter 1996                           *
                 Third Quarter 1996                            *
                 Fourth Quarter 1996                           *
                 First Quarter 1997                            *
                 Second Quarter 1997                           *
                 Third Quarter 1997                            *
                 Fourth Quarter 1997                           *

         * OMITTED PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND FILED SEPARATELY WITH THE COMMISSION IN A REQUEST FOR CONFIDENTIAL TREATMENT
provided, that for purposes of determining compliance with this covenant for the end of the first fiscal quarter of 1996 only, Consolidated EBITDA for the fourth fiscal quarter of 1995 shall be increased by $3,500,000 provided further that all subsequent covenant calculations shall use consolidated EBITDA for the fourth fiscal quarter of 1995 without such increase.

                 8.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                 (a)  Indebtedness of the Borrower under this Agreement;

                 (b)  Indebtedness of the Borrower to any Subsidiary (excluding
         SV) and of any Subsidiary to the Borrower or any other Subsidiary (excluding SV); provided, however, that the intercompany loan from SV to the Borrower outstanding as of the Closing Date in the aggregate principal amount of $10,000,000 shall be permitted on the condition that it will be repaid in full by the Borrower and the commitment thereunder will be terminated on or before March 31, 1996.

                 (c)  Indebtedness outstanding on the date hereof and listed on
         Schedule 8.2 and any refinancings refundings, renewals or extensions thereof;

                 (d) Indebtedness of a corporation which becomes a Subsidiary after the date hereof, provided that (i) such indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such corporation by the Borrower no Default or Event of Default shall have occurred and be continuing; and

                 (e) Indebtedness of the Borrower and any of its Subsidiaries incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in the ordinary course of business.

                 8.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                 (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

                 (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                 (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                 (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                 (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

                 (f) Liens in existence on the date hereof listed on Schedule 8.3, securing Indebtedness permitted by the proviso to subsection 8.2(b) and by subsection 8.2(c), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                 (g)  Liens created pursuant to the Security Documents; and

                 (h) Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by subsection 8.2(e) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair value (as determined in good faith by the board of directors of the Borrower) of such property at the time it was acquired.

                 8.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                 (a)  the Letters of Credit

                 (b) Guarantee Obligations in existence on the date hereof and listed on Schedule 8.4;

                 8.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                 (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation); and

                 (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary of the Borrower.

                 8.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

                 (a) the sale or other disposition of any property in the ordinary course of business;

                 (b) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; and

                 (c) issuances of options and/or shares pursuant to employee stock option and incentive award plans; and

                 (d)  as permitted by subsection 8.5(b).

                 8.7 Limitation on Leases. Permit Consolidated Lease Expense for any fiscal year of the Borrower to exceed $12,000,000.

                 8.8 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary.

                 8.9 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for expenditures in the ordinary course of business not exceeding (a) $14,000,000 in the aggregate during the Commitment Period for the Borrower and its Subsidiaries or (b) $10,000,000 in the aggregate for the Borrower and its Subsidiaries during any fiscal year of the Borrower.

                 8.10 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                 (a) extensions of trade credit in the ordinary course of business;

                 (b)  investments in Cash Equivalents;

                 (c) acquisitions of Capital Stock or business units of other Persons the aggregate consideration for which does not exceed $ * provided that each such acquisition shall be subject to: (a) Consolidated Net Income having been positive for the two most recently completed fiscal quarters of the Borrower for which financial statements shall have been delivered pursuant to subsection 7.1; (b) delivery by the Borrower to each Lender of a certificate showing compliance with the provisions of subsections 8.1, 8.7 and 8.9 after giving pro-forma effect to such acquisition as of the date of the Borrower's most recently available quarterly consolidated financial statements; (c) the acquired Person or business unit are engaged in the same general line of business as the Borrower and its Subsidiaries as of the Closing Date; (d) the Agent having received at least 15 Business Days notice of Borrower's intention to make such acquisition;
         (e) the Required Lenders having granted their approval thereof (which approval shall not be unreasonably withheld) and (f) any Loans to finance such acquisition being in compliance with Regulation U;

         * OMITTED PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND FILED

                SEPARATELY WITH THE COMMISSION IN A REQUEST FOR CONFIDENTIAL TREATMENT


                 (d) loans to employees, officers and directors in connection with and within the scope of stock option or incentive award plans; and

                 (e) loans and advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Borrower and its Subsidiaries not to exceed $125,000 at any one time outstanding;

                 (f) loans and investments by the Borrower to and in its Subsidiaries (other than SV) and loans and investments by any Subsidiary in the Borrower and any other Subsidiaries (other than SV);

                 (g) investments in preferred stock in accordance with the investment policy guidelines attached hereto on Schedule 8.10, the aggregate cost of which does not at any time exceed $3,000,000;and

                 (h) the intercompany loans from SV to the Borrower outstanding at any time the aggregate principal amount of $10,000,000; provided, that such loan will be repaid in full by the Borrower and the commitment thereunder will be terminated on or before March 31, 1996.

                 8.11 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

                 8.12 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31.

                 8.13 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than (a) this Agreement, and (b) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

                 8.14 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are directly related thereto.


                         SECTION 9.  EVENTS OF DEFAULT

                 If any of the following events shall occur and be continuing:

                 (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                 (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                 (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 8,
         Section 5 of the Assignment of Life Insurance and Sections 5.6, 5.8(b) and 5.9(a) of the Global Security Agreement; or

                 (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                 (e) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, if the aggregate amount of the Indebtedness and/or Guarantee Obligations in respect of which such default or defaults shall have occurred is at least $500,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                 (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                 (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single

         Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                 (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                 (i) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                 (j) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of the Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Borrower representing 20% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency (other than Richard C. Blum Associates, Inc. and its Affiliates); or (ii) during any period of up to 12 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 12-month period were directors of the Borrower shall cease for any reason to constitute a majority of the Board of Directors; or
         (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement which upon consummation shall result in its or their acquisition of or control over, securities of the Borrower representing 20% or more of the combined voting power or all securities of the Borrower entitled to vote in the election of the directors, other than securities having such power only by reason of the happening of a contingency;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

                 With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Agent, for the benefit of the Issuing Bank and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Agent, for the account of the Issuing Bank and the L/C Participants, such further documents and instruments as the Agentmay request to evidence the creation and perfection of the within security interest in such cash collateral account.

                 Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                             SECTION 10.  THE AGENT

                 10.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this

Agreement and the other Loan Documents, together with such other powers as are
reasonably incidental thereto.   Notwithstanding any provision to the contrary
elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

                 10.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                 10.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value,validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

                 10.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                 10.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders.
The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking suchaction, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                 10.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                 10.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the paymentof the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

                 10.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

                 10.9 Successor Agent. The Agent may resign as Agent upon 10 days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Agent's resignation as Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                 10.10 Intercreditor Agreement, Intercreditor Pledge and Collateral Agent. Each Lender hereby authorizes the Agent to enter into the Intercreditor Agreement on behalf of and for the benefit of that Lender. Each Lender hereby acknowledges and consents to and agrees to be bound by the terms of the Intercreditor Agreement and hereby authorizes and empowers the Agent to take all actions under, and to act on behalf of and forthe benefit of that Lender for all purposes under, the Intercreditor Agreement. Each Lender hereby authorizes the Collateral

Agent to enter into the Intercreditor Pledge Agreement and acknowledges and consents to the Intercreditor Pledge Agreement and agrees to be bound thereby and hereby authorizes and empowers the Collateral Agent to act on behalf of and for the benefit of that Lender for all purposes under the Intercreditor Pledge Agreement; provided, however that the Agent shall not enter into or consent to any amendment, modification, or waiver of any provisions contained in the Intercreditor Agreement without the prior consent of the Lenders.
Each Lender agrees that no Lender shall have any right individually to realize on the security granted by the Intercreditor Pledge Agreement, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Banks and Agent and the parties to the Intercreditor agreement upon the terms of the Intercreditor Pledge Agreement and the Intercreditor Agreement.

                           SECTION 11.  MISCELLANEOUS

                 11.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders or Majority Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of theCollateral, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 10 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                 11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

    The Borrower:       National Education Corporation
                        18400 Von Karman Avenue
                        Irvine, California  92715-1594
                        Attention:  Keith Ogata, Vice President, CFO & Treasurer
                        Fax:  (714) 474-9488

    The Agent:          BZW Division of Barclays Bank PLC
                        222 Broadway
                        New York, New York  10038
                        Attention:  John Giannone, Director
                        Fax:  (212) 412-7511

provided that any notice, request or demand to or upon the Agent or the Lenders pursuant to subsection 2.2, 2.3, 2.5, 4.2 or 4.6 shall not be effective until received.

                 11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof;nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                 11.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                 11.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Agent, (c) to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other
Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, anyEnvironmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Agent or any such Lender or (ii) legal proceedings commenced against the Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

                 11.6  Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                 (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 11.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall been titled to the benefits of subsections 4.9, 4.10, 4.11 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 4.10, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                 (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower and the Agent (which in each case shall not be unreasonably withheld), to an additional bank or financial institution ("an Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit J, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agent) and delivered to the Agent for its acceptance and recording in the Register, provided that, in the case of any such assignment to an additional bank or financial institution, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the Available Commitment being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the Available Commitment remaining with the assigning Lender are each not less than 10% of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the Available Commitment of all the Lenders then outstanding (or such lesser amount as may be agreed to by the Borrower and the Agent). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such

                                                                          62
assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in Section 9(f) shall have occurred and be continuing.

                 (d) The Agent, on behalf of the Borrower, shall maintain at the address of the Agent referred to in subsection 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                 (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agent) together with payment to the Agent of a registration and processing fee of $3,000, the Agent shall (i) promptly accept such Assignment and Acceptance and
(ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

                 (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

                 (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                 11.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan or the Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                 (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                 11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

                 11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 11.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any

Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                 11.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                 11.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                 (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                 (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                 (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 11.2 or at such other address of which the Agent shall have been notified pursuant thereto;

                 (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                 (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                 11.13 Acknowledgements. The Borrower hereby acknowledges that:

                 (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                 (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                 (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                 11.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        NATIONAL EDUCATION CORPORATION


                                        By:
                                           ---------------------------------
                                           Title:


                                        BZW DIVISION OF BARCLAYS BANK PLC
                                          as Agent and as a Lender


                                        By:
                                           ---------------------------------
                                           Title: